सत्यमेव जयते

प्रारुप 1
पंजीकरण प्रमाण-पत्र

कॉर्पोरेट पहचान संख्या : U72900TN2012PTC086164 2012 - 2013

मैं एतदद्वारा सत्यापित करता हूँ कि मैसर्स

GBS INDIA PRIVATE LIMITED

का पंजीकरण, कम्पनी अधिनियम 1956 (1956 का 1) के अंतर्गत आज किया जाता है और यह कम्पनी प्राइवेट लिमिटेड है।

यह निगमन-पत्र आज दिनांक पांच जून दो हजार बारह को चैन्नई में जारी किया जाता है।

Form 1
Certificate of Incorporation

Corporate Identity Number : U72900TN2012PTC086164 2012 - 2013

I hereby certify that GBS INDIA PRIVATE LIMITED is this day incorporated under the Companies Act, 1956 (No. 1 of 1956) and that the company is private limited.

Given at Chennai this Fifth day of June Two Thousand Twelve.

Signature valid

Registrar of Companies, Tamil Nadu, Chennai, Andaman and Nicobar Islands

कम्पनी रजिस्ट्रार, तमिलनाडु, चैन्नई, अंदमान और निकोबार द्वीप

*Note: The corresponding form has been approved by HENRY RICHARD, Registrar of Companies and this certificate has been digitally signed by the Registrar through a system generated digital signature under rule 5(2) of the Companies (Electronic Filing and Authentication of Documents) Rules, 2006.
The digitally signed certificate can be verified at the Ministry website (www.mca.gov.in).

कम्पनी रजिस्ट्रार के कार्यालय अभिलेख में उपलब्ध पत्राचार का पता :

Mailing Address as per record available in Registrar of Companies office:

GBS INDIA PRIVATE LIMITED
NO.2 & 3, BISHOP WALLERS AVENUE EAST, MYLAPORE,
CHENNAI - 600004,
Tamil Nadu, INDIA